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                                                                      EXHIBIT 21

                   US FACILITIES CORPORATION AND SUBSIDIARIES
                            As of December 31, 1995


                           US FACILITIES CORPORATION
                             A Delaware Corporation


                 100%                                     100%



                                                   US MEDCARE REVIEW, INC.
 USBENEFITS INSURANCE SERVICES,                    An Illinois Corporation
              INC.                                       (INACTIVE)
    A California Corporation



                                          100%


                           USF RE INSURANCE COMPANY
                          A Massachusetts Corporation


                                          100%


                               US HOLDINGS, INC.
                            A Delaware Corporation


                                          100%


                             USF INSURANCE COMPANY
                          A Pennsylvania Corporation